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                                                                    EXHIBIT 23.1


               Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82779) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of Overture Services, Inc., (Form S-8 No. 333-30062) pertaining to the 1998 Stock Plan of Cadabra Inc., assumed by Overture Services, Inc., (Form S-8 No. 333-36230) pertaining to the 1999 Stock Award Plan and 1999 Executive Stock Award Plan of AuctionRover.com, Inc., assumed by Overture Services, Inc., (Form S-8 No. 333-42848) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of Overture Services, Inc., (Form S-8 No. 333-58410) pertaining to the 1998 Stock Plan of Overture Services, Inc. and (Form S-8 No. 333-84132) pertaining to the 1998 Stock Plan of Overture Services, Inc., of our report dated January 30, 2003, with respect to the consolidated financial statements of Overture Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                           /s/ Ernst & Young LLP


Los Angeles, California
February 24, 2003